SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                             ONEIDA FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

March 25, 2002


Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of Oneida Financial Corp. (the "Company"). The Annual Meeting will be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York, at 4:00 p.m., Eastern Time, on April 23, 2002 .

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that shareholders may have.

The Annual Meeting is being held so that stockholders may consider the election of directors and the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's auditors for fiscal year 2002.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,



/s/ Michael R. Kallet
---------------------
Michael R. Kallet
President and Chief Executive Officer

                             Oneida Financial Corp.
                                 182 Main Street
                             Oneida, New York 13421
                                 (315) 363-2000

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On April 23, 2002

     Notice is hereby given that the Annual Meeting of Oneida Financial Corp., (the "Company") will be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York, on April 23, 2002 at 4:00 p.m., Eastern Time.

         A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon:

          1.   Election of four Directors to the Board of Directors;

          2. The ratification of the appointment of PricewaterhouseCoopers, LLP as auditors for the Company for the fiscal year ending December 31, 2002; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 11, 2002 , are the shareholders entitled to vote at the Annual Meeting, and any adjournments thereof.

     EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                      By Order of the Board of Directors


                                      /s/ Eric E. Stickels
                                      --------------------
                                      Eric E. Stickels
                                      Secretary
March 25, 2002

                                 PROXY STATEMENT


                             Oneida Financial Corp.
                                 182 Main Street
                             Oneida, New York 13421
                                 (315) 363-2000


                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 23, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Oneida Financial Corp. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), which will be held at the Greater Oneida Civic Center, 159 Main Street, Oneida, New York, on April 23, 2002 , at 4:00 p.m., Eastern Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about March 25, 2002 .

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------


     Shareholders who sign and return proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly signed and completed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address shown above, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting in person. The presence at the Annual Meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------


     Holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock") as of the close of business on March 11, 2002 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 3,358,484 shares of Common Stock issued and outstanding, 1,915,445 of which were held by Oneida Financial, MHC (the "Mutual Holding Company"), and 1,443,039 of which were held by shareholders other than the Mutual Holding Company ("Minority Shareholders"). The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. The affirmative vote of holders of a majority of the total votes present at the Annual Meeting in person or by proxy is required for ratification of PricewaterhouseCoopers, LLP as the Company's auditors.

     Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by Directors individually, by executive officers individually, by executive officers and Directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock.


                                                  Amount of Shares
                                                  Owned and Nature                       Percent of Shares
       Name and Address of                          of Beneficial                         of Common Stock
        Beneficial Owners                           Ownership (1)                           Outstanding
        -----------------                           -------------                           -----------

Directors and Officers (2):

Nicholas J. Christakos                                  32,743  (4)                          0.96%
Michael R. Kallet                                       64,957  (5)                          1.90
Patricia D. Caprio                                      13,200  (6)                          0.39
Edward J. Clarke                                         8,738  (7)                          0.26
James J. Devine, Jr.                                    11,700  (8)                          0.34
John E. Haskell                                         49,840  (9)                          1.46
Rodney D. Kent                                          28,200  (10)                         0.82
William D. Matthews                                     11,200  (11)                         0.33
Michael W. Milmoe                                        6,200  (12)                         0.18
Richard B. Myers                                        20,200  (13)                         0.59
Frank O. White, Jr                                      13,200  (14)                         0.39
Eric E. Stickels                                        34,565  (15)                         1.01
Thomas H. Dixon                                         32,480  (16)                         0.95

All Directors and Executive Officers                   327,223                               9.57
  as a Group (13 persons) (3)

Principal Shareholders:

Oneida Financial, MHC (3)                            1,915,445                              54.26
182 Main Street
Oneida, New York 13421

Oneida Financial, MHC (3)                            2,192,828                              62.38
and all Trustees and Executive Officers
of Oneida Financial, MHC as a group (12 persons)

_____________________________
*    Less than one-tenth of 1%.

(1) A person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power. Unless otherwise indicated, the named individual has sole voting and investment power.

(2) The mailing address for each person is listed as 182 Main Street, Oneida, New York 13421.

(3) The Company's executive officers and directors are also executive officers and trustees of Oneida Financial, MHC, with the exception of John E. Haskell.

(4) Includes shared voting and investment power over 11,000 shares and sole voting and investment power over 21,143 shares; includes options to purchase 600 shares of common stock.

(5) Includes shared voting and investment power over 10,000 shares and sole voting and investment power over 39,557 shares; includes options to purchase 15,400 shares of common stock.

(6) Includes sole voting and investment power over 12,000 shares; includes options to purchase 1,200 shares of common stock.

(7) Includes shared voting and investment power over 3,200 shares and sole voting and investment power over 4,474 shares; includes options to purchase 1,064 shares of common stock.

(8) Includes sole voting and investment power over 11,100 shares; includes options to purchase 600 shares of common stock.

(9) Includes shared voting and investment power over 3,400 shares and sole voting and investment power over 45,240 shares; includes options to purchase 1,200 shares of common stock.

(10) Includes shared voting and investment power over 15,000 shares and sole voting and investment power over 12,000 shares; includes options to purchase 1,200 shares of common stock.

(11) Includes sole voting and investment power over 10,600 shares; includes options to purchase 600 shares of common stock.

(12) Includes sole voting and investment power over 5,600 shares; includes options to purchase 600 shares of common stock.

(13) Includes shared voting and investment power over 2,000 shares and sole voting and investment power over 17,600 shares; includes options to purchase 600 shares of common stock.

(14) Includes sole voting and investment power over 12,000 shares; includes options to purchase 1,200 shares of common stock.

(15) Includes shared voting and investment power over 4,530 shares and sole voting and investment power over 25,235 shares; includes options to purchase 4,800 shares of common stock.

(16) Includes shared voting and investment power over 400 shares and sole voting and investment power over 26,280 shares; includes options to purchase 5,800 shares of common stock.


--------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


     The Company's Board of Directors is currently composed of eleven (11) members. The Company's Bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Four Directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as Directors, Edward J. Clarke, Rodney D. Kent, Michael W. Milmoe and Richard B. Meyers, all of whom are currently members of the Board of Directors.

     The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.



                                                                                            Shares of
                                                                                          Common Stock
                                                                                          Beneficially
                                               Positions          Director   Current Term Owned on       Percent
          Name (1)            Age*               Held             Since (2)    to Expire  Record Date (3Of Class
          --------            ----               ----             ---------    ---------  ----------------------

                                                     NOMINEES

Edward J. Clarke               62              Director             1987         2002       8,738        0.26%
Rodney D. Kent                 54              Director             1990         2002      28,200        0.82
Michael W. Milmoe              69              Director             1976         2002       6,200        0.18
Richard B. Myers               65              Director             1981         2002      20,200        0.59

                                          DIRECTORS CONTINUING IN OFFICE

Nicholas J. Christakos         70        Chairman of the Board      1974         2003      32,743        0.96
Patricia D. Caprio             52              Director             1985         2003      13,200        0.39
Frank O. White, Jr.            46              Director             1994         2003      13,200        0.39
Michael R. Kallet              50         President and Chief       1997         2004      64,957        1.90
                                           Executive Officer
James J. Devine, Jr.           67              Director             1987         2004      11,700        0.34
John E. Haskell                59              Director             1992         2004      49,840        1.46
William D. Matthews            64              Director             1996         2004      11,200        0.33

_______________________________

(1) The mailing address for each person listed is 182 Main Street, Oneida, New York 13421. Each of the persons listed, with the exception of John E. Haskell, is also a Trustee of Oneida Financial, MHC, which owns the majority of the Company's issued and outstanding shares of Common Stock.

(2) Reflects initial appointment to the Board of Trustees of the mutual predecessor to The Oneida Savings Bank.

     (3) See footnotes in the table in "Voting Securities and Principal Holders Thereof."

*    At December 31, 2001.

     The principal occupation during the past five years of each Director is set forth below. All Directors have held their present positions for five years unless otherwise stated.

     Nicholas J. Christakos is the Chairman of the Board. Mr. Christakos is a retired businessman.

     Michael R. Kallet is President and Chief Executive Officer of the Bank. Mr. Kallet has been President and Chief Executive Officer since March 1990. Mr. Kallet joined the Bank in 1983 as an executive officer.

     Patricia D. Caprio is the Director of Development Programs at Colgate University.

     Edward J. Clarke is the President of Kennedy & Clarke, Inc., a property and casualty insurance agency located in Cazenovia, New York.

     James J. Devine, Jr. is the former President of the Kiley Law Firm, P.C. located in Oneida, New York.

     John E. Haskell is the President of Bailey & Haskell Associates, Inc., an insurance agency located in Oneida, New York.

     Rodney D. Kent is the President and Chief Operating Officer of International Wire Group, an international manufacturer of wire products.

     William D. Matthews is the Retired Chairman and Chief Executive Officer of Oneida, Ltd. located in Oneida, New York. Mr. Matthews is also a director of Conmed Corporation located in Utica, New York.

     Michael W. Milmoe is retired. Prior to his retirement, Mr. Milmoe was the President of Canastota Publishing Co., Inc., located in Canastota, New York.

     Richard B. Myers is the Retired President of Orthodontic Associates of C.N.Y., P.C. a clinical orthodontic practice located in Oneida, New York and Norwich, New York.

     Frank O. White, Jr. is the Assistant Director of Athletics at Colgate University. Until January 1998, Mr. White was the President and Chief Executive Officer of Mid-State Raceway, Inc. located in Vernon, New York.

     Eric E. Stickels has been Senior Vice President, Secretary and Chief Financial Officer of the Company since January 1, 1999, and Senior Vice President and Chief Financial Officer of the Bank since May 1998. Prior to that time, Mr. Stickels held a variety of positions at the Bank, most recently Senior Vice President-Operations. Mr. Stickels has been associated with the Bank since 1982.

     Thomas H. Dixon has been Senior Vice President-Credit Administration since November 1996. Mr. Dixon has been associated with the Bank since January 1996. Prior to that time, Mr. Dixon was affiliated with Oneida Valley National Bank in various capacities since 1982.

Ownership Reports by Officers and Directors

     The Common Stock of the Company is registered with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3,4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4, or 5 on a timely basis. All of the Company's officers and directors filed these reports on a timely basis.

Meetings and Committees of the Board of Directors

     During the year ended December 31, 2001, the Board of Directors held 13 regular and special meetings. During the year ended December 31, 2001, no Director attended fewer than 75% percent of the total meetings of the Board of Directors of the Company and committees on which such Director served.

     The executive committee consists of the following six directors of the
Company: Messrs. Myers, Christakos, Kent, Clarke, Haskell and Milmoe. The executive committee meets as necessary when the board is not in session to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the board of directors. The executive committee also serves as the nominating committee for the purpose of identifying, evaluating and recommending potential candidates for election to the board.

     The audit committee consists of the following directors of the Company:
Messrs. Kent, Christakos, Myers, White and Milmoe. The audit committee meets at least quarterly to examine and approve the audit report prepared by the independent auditors of the Bank, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls of the Company, and to review and approve audit policies. In addition, the Audit Committee meets with the independent auditors to review the results of the annual audit and other related matters. Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Company's Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee met five times during the year ended December 31, 2001.

Audit Committee Report

         Audit Fees

     The independent auditor of the Company and the Bank during the fiscal year ended December 31, 2001 was PricewaterhouseCoopers LLP ("PwC"). The aggregate fees billed by PwC in connection with the audit of the Company's annual financial statements for the most recent fiscal year and for the required review of the Company's financial information included in its SEC Form 10-Q was $53,983.

     All Other Fees

     The aggregate fees billed for all other services rendered to the Company by PwC for the fiscal year ended December 31, 2001 was $35,565. The fees relate to recurring and non-recurring tax services, non-recurring fees for services provided during the due diligence process coincident with the acquisition of an insurance agency by the Company, data security review and firewall testing performed during the implementation of internet banking services, and the audit of various Company benefit plans.

     In accordance with rules recently established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

         As part of its ongoing activities, the Audit Committee has:

     o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2001;

     o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

     o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence; and 6

     o Considered the compatibility of non-audit services described above with maintaining auditor independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10- K for the fiscal year ended December 31, 2001.

              This report has been provided by the Audit Committee:

          Rodney D. Kent, Nicholas J. Christakos, William D. Matthews,
                    Frank O. White, Jr. and Michael W. Milmoe
                               __________________

Personnel Committee Interlocks and Insider Participation

     The full Board of Directors of the Bank has in the past determined the salaries to be paid each year to the Bank's officers. In the future the full Board of Directors of the Company shall act as the Compensation Committee for the Company. Michael R. Kallet is a Director of the Company and the Bank in addition to being the President and Chief Executive Officer of the Company and the Bank. Mr. Kallet has not, and will not, participate in the Board of Directors' determination of compensation for the President and Chief Executive Officer.

Report of the Board of Directors on Executive Compensation

     Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Company's Board of Directors has prepared the following report for inclusion in this proxy statement. The discussion below relates to the Bank's Board actions during 2001.

     The Board of Directors annually reviews the performance of the Chief Executive Officer and other executive officers and approves changes to base compensation as well as the level of bonus, if any, to be awarded. In determining whether the base salary of the Chief Executive Officer and other executive officers should be increased, the Board of Directors takes into account individual performance, performance of the Company, the size of the Company and the complexity of its operations, and information regarding compensation paid to executives performing similar duties for financial institutions in the Bank's market area.

     While the Board of Directors does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and other executive officers; and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability, capital position and asset quality, and return on tangible equity as factors in setting the compensation of the Chief Executive Officer and other executive officers. Other non-quantitative factors considered by the Board of Directors in fiscal 2001 included general management oversight of the Company, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Board of Directors considered the standing of the Company with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Board of Directors, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer and other executive officers. Rather, all factors were considered, and based upon the effectiveness of such officers in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Board of Directors approved an increase in the base salary of the Chief Executive Officer and other executive officers. Accordingly, the Board of Directors approved salary increases totaling $20,000 for the Company's and Bank's three executive officers, bringing total base compensation for the group to $450,000 from $430,000 in 2001.

     This report has been provided by the Board of Directors: Nicholas J. Christakos, Michael R. Kallet, Patricia D. Caprio, Edward J. Clarke, James J. Devine, Jr., John E. Haskell, Rodney D. Kent, William D. Matthews, Michael W. Milmoe, Richard B. Myers and Frank O. White, Jr.

Directors' Compensation

         Directors of the Company are not separately compensated.

     Directors of the Bank receive an annual retainer of $6,000 and a fee of $300 for each Bank Board meeting attended. Directors receive $200 for each committee meeting attended. Members of the Executive Committee receive $250 for each Executive Committee meeting attended. The Chairman of the Board receives an additional $200 for every Board meeting attended and each committee chair receives an additional $100 for every committee meeting attended. Employee directors do not receive monthly meeting fees. The Bank paid a total of $128,850 in Director fees during the year ending December 31, 2001.

Executive Compensation

     The following table sets forth for the years ended December 31, 2001, 2000 and 1999, certain information as to the total remuneration paid by the Company to the Company's chief executive officer, and all other officers of the Company which received cash compensation exceeding $100,000 in 2001.

============================================================================================================================
||                                                   SUMMARY COMPENSATION TABLE                                           ||
||========================================================================================================================||
||                                                                    |                 Long-Term      |                  ||
||                          Annual Compensation(1)                    |            Compensation Awards |                  ||
||--------------------------------------------------------------------|--------------------------------|                  ||
||                       | Fiscal |          |         |              |           |          |         |                  ||
||                       |  Years |          |         |    Other     |Restricted |          |         |                  ||
||                       |  Ended |          |         |    Annual    |   Stock   | Options/ |         |    All Other     ||
||       Name and        |December|   Salary |  Bonus  | Compensation | Award(s)  |   SARs   | Payouts |   Compensation   ||
||  Principal Position   |   31   |    ($)   |   ($)   |    ($)(1)    |    ($)    |   (#)    |         |       ($)        ||
||                       |        |          |         |              |           |          |         |                  ||
||Michael R. Kallet      |  2001  |$200,000  | $35,000 |     $--      |$   --     |   --     |         |      $34,410     ||
||President and Chief    |  2000  |$185,346  | $30,000 |     $--      |$212,500   |  38,500  |   --    |      $27,437     ||
||Executive Officer      |  1999  |$175,000  | $30,000 |     $--      |$   --     |    --    |   --    |      $29,976     ||
||-----------------------|--------|----------|---------|--------------|-----------|----------|---------|------------------||
||Eric E. Stickels       |  2001  |$115,336  | $15,672 |     $--      |$    --    | 1,600(2) |         |      $23,869     ||
||Sr. Vice President and |  2000  |$105,336  | $13,115 |     $--      |$106,250   | 16,000   |   --    |      $18,654     ||
||Chief Financial Officer|  1999  |$  95,000 | $14,195 |     $--      |$    --    |     --   |   --    |      $19,628     ||
||                       |        |          |         |              |           |          |         |                  ||
||-----------------------|--------|----------|---------|--------------|-----------|----------|---------|------------------||
||Thomas H. Dixon        |  2001  |$115,336  | $15,672 |     $--      |$    --    |   --     |         |      $23,575     ||
||Sr. Vice President -   |  2000  |$105,336  | $13,100 |     $--      |$106,250   |  16,000  |   --    |      $19,241     ||
||Credit Administration  |  1999  |$  95,000 | $14,140 |     $--      |$    --    |    --    |   --    |      $19,447     ||
||                       |        |          |         |              |           |          |         |                  ||
============================================================================================================================

(1) The Bank also provides certain members of senior management, including Mr. Kallet, with the use of an automobile, club membership dues, and certain other personal benefits which have not been included in the table. The aggregate amount of such other benefits did not exceed the lesser of $50,000 or 10% of Mr. Kallet's cash compensation for the year.

(2) Represents reload options received upon the exercise of stock options when previously owned common stock was utilized to pay the option exercise price.

Stock Performance Graph

     Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on the Common Stock for the period beginning with the last trade of the Company's stock on December 30, 1998, as reported by the Nasdaq Market, through December 31, 2001, (b) the cumulative total return on stocks included in the S&P 500 Index over such period, and (c) the cumulative total return of publicly traded thrifts or thrift holding companies in the mutual holding company structure over such period. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed investment of $100.

     Assuming an initial investment in the Common Stock of Oneida Financial Corp. of $100.00 at the initial public offering price of $10.00 per share on December 30, 1998, the cumulative total value with dividends reinvested would be $239.36 at December 31, 2001.
                             Oneida Financial Corp.

                      [GRAPHIC CHART-PLOTTED POINTS BELOW]


                                               Period Ending

                            -------------------------------------------------
                            12/31/97  12/31/98  12/31/99  12/31/00   12/31/01
                            -------------------------------------------------
Oneida Financial Corp.        100.00   1125.50    112.82    117.72     239.36
S&P 500                       100.00     99.78    119.26    107.17      93.19
SNL MHC Thrift Index          100.00    102.14     90.85    126.67     150.59

                                  Benefit Plans

     Incentive Compensation Plan. The Incentive Compensation Plan (the "Incentive Plan") was established in 1993 as a non-qualified plan. Under the Incentive Plan, annual performance awards for the Bank's financial performance relative to the return on average assets as reported by the FDIC, adjusted for any one-time income or expense recognition, are made to eligible non-director officers and employees designated as participants by the Human Resource and Development Committee.

     Participants are classified into four categories: Class I (CEO and EVP), Class II (Senior Management Group), Class III (All Other Officers) and Class IV (Supervisors and all other employees). Awards are allocated to eligible participants within each class in accordance with the participant's base compensation (as reported to the Internal Revenue Service on Form W-2) as a ratio of the base compensation of the entire class. The maximum award payable to each participant in Class I is 25%, Class II and Class III is 40% and Class IV is 35% and the maximum total award payable to all participants is 10% of the Bank's income. The following limitations on awards also apply: If the return on average assets for an award year is (i) less than .75%, no award will be made to any Class I, Class II or Class III participant, (ii) less than .75% but at least ..60%, Class IV participants will receive awards equivalent to 5% of base compensation and (iii) less than .60%, no award shall be made to any participant. No award shall be made to any participant if (i) average total assets do not exceed $200 million for the award year, (ii) the most recent Regulatory Examination Report does not reflect a Uniform Composite Rating of 1 or 2, or (iii) the allowance for possible loan losses at the end of the award year is less than the greater of 1% of outstanding loans or the regulatory guideline amount.

     Stock Option Plan. During the year ended December 31, 2000, the Company adopted, and the Company's stockholders approved, the 2000 Stock Option Plan (the "Stock Option Plan"). Pursuant to the Stock Option Plan, options to purchase 30,000 shares were granted to non-employee directors at an exercise price of $10.625 per share, the fair market value of the underlying shares on the date of the award. The term of the options is ten years from the date of grant, and the shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. The awards included an equal number of reload options ("Reload Options"), limited stock appreciation rights ("Limited Rights") and dividend equivalent rights ("Dividend Equivalent Rights"). A Limited Right gives the option holder the right, upon a change in control of the Company or the Bank, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. The Limited Rights are subject to the same terms and conditions as the stock options. Payment upon exercise of Limited Rights will be in cash, or in the event of a change in control in which pooling accounting treatment is a condition to the transaction, for shares of stock of the Company, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters. The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

     The following table sets forth information relating to options granted under the Stock Option Plan to the Named Executive Officers during 2001.

====================================================================================================================
||                                              OPTION GRANTS IN LAST FISCAL YEAR                                  ||
||=================================================================================================================||
||                                           Individual Grants                                                     ||
||-----------------------------------------------------------------------------------------------------------------||
||                    |                | Percent of Total |                |               |                       ||
||                    |                |  Options Granted |                |               |                       ||
||                    |Options Granted |  to Employees in |    Exercise or |   Expiration  |  Fair Market Value (2)||
||            Name    |      (1)       |      FY 2001     |    Base Price  |      Date     |                       ||
||--------------------|----------------|------------------|----------------|---------------|-----------------------||
|| Michael R. Kallet  |       0        |       0.0%       |      $ 0.00    |       --      |            --         ||
||                    |                |                  |                |               |                       ||
||--------------------|----------------|------------------|----------------|---------------|-----------------------||
|| Eric E. Stickels   |     1,600      |       67.1%      |      $21.00    |      2010     |        $ 7,283.20     ||
||                    |                |                  |                |               |                       ||
||--------------------|----------------|------------------|----------------|---------------|-----------------------||
|| Thomas H. Dixon    |       0        |       0.0%       |      $ 0.00    |       --      |            --         ||
||                    |                |                  |                |               |                       ||
=====================================================================================================================

_________________________________

     (1) Represents reload options received upon the exercise of stock options when previously owned common stock was utilized to pay the option exercise price.

     (2) The grant date present value was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 29.81%; risk free rate of return of 4.33%; dividend yield of 3.22%; and a 5 year average expected term.

     Set forth below is certain information concerning options outstanding and exercised to the Named Executive Officers at December 31, 2001.

===================================================================================================================
||                                                                                                               ||
||                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND                         ||
||                                              FISCAL YEAR-END OPTION VALUES                                    ||
||===============================================================================================================||
||                     |                 |               |   Number of Unexercised  |   Value of Unexercised In- ||
||                     |                 |               |         Options at       |     The-Money Options at   ||
||                     |                 |               |          Year-End        |         Year-End (1)       ||
||                     | Shares Acquired |      Value    |--------------------------|----------------------------||
||           Name      |  Upon Exercise  |    Realized   | Exercisable/Unexercisable|  Exercisable/Unexercisable ||
||---------------------|-----------------|---------------|--------------------------|----------------------------||
||                     |                 |               |                          |                            ||
||                     |                 |               |            (#)           |             ($)            ||
||Michael R. Kallet    |       --        |$  --          |        7,700/30,800      |        88,358/352,430      ||
||Eric E. Stickels     |      3,200      |$ 33,200       |        1,600/12,800      |        1,760/146,880       ||
||Thomas H. Dixon      |       600       |$   6,645      |        2,600/12,800      |        29,835/146,880      ||
||                     |                 |               |                          |                            ||
==================================================================================================================

____________________________________

(1) The fair market value of the common stock at December 31, 2001 was $22.10 per share which exceeded the exercise price of the option which is $10.625 per share.

     Recognition and Retention Plan. During the fiscal year ended December 31, 2000 the Company adopted, and the Company's stockholders approved, the 2000 Recognition and Retention Plan (the "Recognition Plan"). Pursuant to the Recognition Plan, 2,000 shares of common stock were awarded to each non-employee director and Messrs. Kallet, Stickels and Dixon were awarded 20,000, 10,000, and 10,000, shares of common stock, respectively. Recognition Plan awards vest ratably over a five year period. During the year ended December 31, 2001, no awards were made under the Recognition Plan. At December 31, 2001 an aggregate of 68,000 shares of restricted stock were held by executive officers and directors as a group. The value of such shares at December 31, 2001 was $1,502,800.

                    Transactions With Certain Related Persons

     All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its Common Stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

--------------------------------------------------------------------------------
              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------


     The Board of Directors of the Company has approved the engagement of PricewaterhouseCoopers, LLP, to be the Company's auditors for the 2002 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of PricewaterhouseCoopers, LLP, for the Company's fiscal year ending December 31, 2002. A representative of PricewaterhouseCoopers, LLP, is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

     In order to ratify the selection of PricewaterhouseCoopers, LLP, as the auditors for the 2002 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of PricewaterhouseCoopers, LLP, as auditors for the 2002 fiscal year.

--------------------------------------------------------------------------------
                              SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------


     In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive office, 182 Main Street, Oneida, New York 13421, no later than November 30, 2002. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

     The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company at least five (5) days before the date fixed for such meeting. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all the requirements for inclusion established by the SEC in effect at the time such proposal is received.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------


     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO ERIC E. STICKELS, SECRETARY, ONEIDA FINANCIAL CORP., 182 MAIN STREET, ONEIDA, NEW YORK 13421, OR CALL (315) 363-2000.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                       /S/ Eric E. Stickels
                                       --------------------
                                       Eric E. Stickels
                                       Secretary
Oneida, New York
March 25, 2002

                                 REVOCABLE PROXY

                             ONEIDA FINANCIAL CORP.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 23, 2002

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Annual Meeting") to be held at the main office of The Oneida Savings Bank, 182 Main Street, Oneida, New York on April 23, 2002 , at 4:00 Eastern Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


1.The election as Director of all nominees listed below each to serve for a three year term

                         FOR        WITHHELD

Edward J. Clarke        [ _ ]        [ _ ]


Rodney D. Kent          [ _ ]        [ _ ]


Michael W. Milmoe       [ _ ]        [ _ ]


Richard B. Meyers       [ _ ]        [ _ ]

INSTRUCTION: To withhold your vote for
one or more nominees, write the name of the nominee(s) on the line(s) below.

----------------------------------------------
----------------------------------------------


2.The ratification of the appointment of PricewaterhouseCoopers, LLP as the
  Company's independent auditor for the fiscal year ended December 31, 2002.

                         FOR         AGAINST        ABSTAIN

                        [ _ ]         [ _ ]          [ _ ]




The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated March 25, 2002 and audited financial statements.


Dated: _________________________        [ _ ] Check Box if You Plan
                                              to Attend Annual Meeting


_______________________________              ___________________________________
PRINT NAME OF SHAREHOLDER                    PRINT NAME OF SHAREHOLDER


_______________________________              ___________________________________
SIGNATURE OF SHAREHOLDER                     SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

--------------------------------------------------------------------------------


           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

--------------------------------------------------------------------------------